  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1997

                                                 REGISTRATION NO. 333-21101
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                   AMENDMENT NO. 2
                                          TO
                                       FORM S-3

                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                                 SARA LEE CORPORATION
                (Exact name of registrant as specified in its charter)

         MARYLAND                      36-2089049
    (State of incorporation)      (I.R.S. Employer Identification Number)
                             THREE FIRST NATIONAL PLAZA,
                                     Suite 4600,
                             Chicago, Illinois 60602-4260
                                    (312) 726-2600
     (Address, including zip code, and telephone number, including area code, of
                      Registrant's principal executive offices)
                                                    with a copy to
            JANET L. KELLY, ESQ.                    ARTHUR D. STOUT
    Senior Vice President, Secretary and     Squadron, Ellenoff, Plesent &
              General Counsel                       Sheinfeld, LLP
      Sara Lee Corporation, Three First            551 Fifth Avenue
         National Plaza, Suite 4600,            New York, New York 10176
        Chicago, Illinois 60602-4260                (212) 661-6500
               (312) 558-8503

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    -----

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                            --

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  (   )

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  (   )

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  (   )

                           CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
                                      PROPOSED       PROPOSED
TITLE OF EACH CLASS OF   AMOUNT         MAXIMUM        MAXIMUM       AMOUNT OF
  SECURITIES TO BE       TO BE       OFFERING PRICE   AGGREGATE    REGISTRATION
     REGISTERED        REGISTERED(1)   PER UNIT(2)  OFFERING PRICE     FEE
--------------------------------------------------------------------------------
   Common Stock,
 $1.331/3 par value
(including Preferred
   Stock Purchase
Rights) . . . . . .       82,383         $39.13     $3,223,234.88     $976.74
--------------------------------------------------------------------------------
(1) Maximum number of shares which may be offered.
(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported on the New York Stock Exchange Composite Transaction Tape on February 3, 1997.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      SUBJECT TO COMPLETION, DATED JUNE 20, 1997
PROSPECTUS
                                 SARA LEE CORPORATION

                            82,383 SHARES OF COMMON STOCK

                            (PAR VALUE $1.331/3 PER SHARE)


    This prospectus (the "Prospectus") relates to up to 82,383 shares (the "Shares") of common stock, par value $1.331/3 per share (the "Common Stock"), of Sara Lee Corporation, a Maryland corporation (the "Corporation"), which may be offered for sale by certain stockholders of the Corporation (the "Selling Securityholders") from time to time. The distribution of the Shares by the Selling Securityholders may be effected from time to time by one or more broker-dealers, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange or other stock exchanges on which the Common Stock is listed pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. The Registration Statement has been prepared in accordance with an agreement between the Corporation and the Selling Securityholders.

    None of the proceeds from the sale of the Shares will be received by the Corporation. The Corporation will bear all expenses of the offering, except that the Selling Securityholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Securityholders. The Corporation and the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

    The Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, The Pacific Exchange, The Stock Exchange (London),
Bourne (Paris), the Amsterdam Stock Exchange, and the (Swiss) Stock Exchanges of Zurich, Basel, and Geneva. On June 18, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $42.00 per share.

    Each share of Common Stock (including the Shares) includes one-fourth of a Right to purchase one one hundredth of a share of Series A Junior Participating Preferred Stock of the Corporation or, under certain circumstances, Common Stock or other securities, cash or other assets.

                          ----------------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
            THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Selling Securityholders, directly or through broker-dealers or agents designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the purchase price, the public offering price, the names of any such broker-dealer or agent, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Securityholders from the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Corporation. See "Plan of Distribution."

    The Selling Securityholders and any broker-dealer or agent that participates with the Selling Securityholders in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Corporation has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution." To the extent required, an accompanying Prospectus Supplement will set forth any other indemnification arrangements.

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering hereto contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Selling Securityholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation since the date hereof.

                   The date of this Prospectus is ________ __, 1997.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                                AVAILABLE INFORMATION

    The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    Such documents can also be inspected at the offices of the following stock exchanges on which the Corporation's Common Stock is listed: New York Stock Exchange, 20 Broad Street, New York, New York 10005; Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and The Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

    The Prospectus does not contain all information set forth in the registration statement to which this Prospectus relates (the "Registration Statement") and the exhibits thereto which the Corporation has filed with the Commission under the Securities Act and to which reference is hereby made. The Corporation will provide without charge to each person, including a beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated by reference in the Registration Statement other than exhibits to such information (unless such exhibits are specifically incorporated by reference therein). Such written requests should be addressed to Sara Lee Corporation, Three First National Plaza, Suite 4600, Chicago, Illinois 60602-4260, Attention: Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel; telephone number
(312) 558-8503.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 29, 1996;

         (b) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 28, 1996, December 28, 1996, and March 29, 1997, respectively; and

         (c) The Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, and Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989), as to Description of the Common Stock and the Preferred Stock Purchase Rights of the Corporation only.

    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE CORPORATION

    The Corporation is an international manufacturer and marketer of food and consumer packaged goods. The Corporation's products and services include frozen baked goods; processed meats; coffee and tea; beverage systems; food and non-food products distributed to the foodservice industry; hosiery, underwear, activewear, and other apparel and accessory items; and personal, household and shoe care products. The principal executive offices of the Corporation are located at Three First National Plaza, Chicago, Illinois 60602-4260, telephone number (312) 726-2600.

                                   USE OF PROCEEDS

    The Corporation will receive none of the proceeds from the offering and sale of the Shares.

                             THE SELLING SECURITYHOLDERS

    The Selling Securityholders are the owners of 82,383 shares of common stock. From time to time, the Selling Securityholders will determine the number of the Shares which they may sell. The determination to sell will depend on a number of factors, including the price of the Common Stock from time to time. The information in the following table sets forth the information provided by the Selling Securityholders as of January 31, 1997, concerning the Selling Securityholders' ownership of the Shares. The Selling Securityholders beneficially own less than one percent of the issued Common Stock.

                         Shares             Shares Which  Shares Which May Be
   Stockholder            Presently Owned    May Be Sold   Owned After Sale (1)
   -----------            ---------------    -----------   --------------------

Suzanne Rothbaum              17,850           17,850           0
Laura Rothbaum                17,850           17,850           0
Robert Rothbaum               17,850           17,850           0
Jon Dorf                       9,611            9,611           0
Gregory Dorf                   9,611            9,611           0
Jason Dorf                     9,611            9,611           0

(1) The information in this column assumes that the Selling
    Securityholders will sell all of their Shares.

    The Shares were acquired by the Selling Securityholders as of September 17, 1996, in connection with the Corporation's acquisition of The Harwood Companies, Inc., which is engaged in the business of manufacturing, distributing, and marketing men's boxer shorts.

                                 PLAN OF DISTRIBUTION

    Any sale of the Shares by the Selling Securityholders will be for their own accounts. The Corporation will receive none of the proceeds from the offering and sale of the Shares.

    The distribution of the Shares by the Selling Securityholders may be effected from time to time directly or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange, the Pacific Exchange, the Chicago Stock Exchange or other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more broker-dealers or agents agree to sell the Shares, they may do so by purchasing the Shares as principals or by selling the Shares as agents for the Selling Securityholders. The Selling Securityholders and any such broker-dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent required at the time a particular offer of the Shares is made, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, including the proposed selling price to the public.

    The Selling Securityholders may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock during a period commencing one business day prior to the determination of the offering price of any Shares and ending on the Selling Securityholders' completion of participation in the distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M.

    In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

    The Corporation will bear all expenses of the offering, except that the Selling Securityholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Securityholders.

    The Corporation has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities arising under the Securities Act.

    The Corporation has agreed to use its best efforts to keep the Registration Statement, of which this Prospectus is a part, continuously effective and usable for a period of at least two years from the date on which the Commission declares the Registration Statement effective or such shorter period which will terminate when all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement.

                                       EXPERTS

The audited consolidated financial statements and schedules of the Corporation incorporated by reference in this Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and have been incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                    LEGAL MATTERS

    The validity of the issuance of the Common Stock offered hereby will be passed upon for the Corporation by Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Corporation. As of June 17, 1997, Ms. Kelly owned 12,501 shares of Common Stock and had the right to acquire 12,333 shares of Common Stock through the exercise of options pursuant to stock option plans of the Corporation.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

    The estimated fees and expenses payable by the Corporation in connection with the issuance and distribution of the Common Stock registered hereunder are as follows:

    Securities and Exchange Commission
      registration fee                                   $  976.74
    Legal fees and expenses                                 500.00*
    Accounting fees and expenses                            500.00*
    Printing fee                                          2,000.00*
                                                         ---------
    Total fees and expenses                              $3,976.74
                                                         ---------
--------------------
* Estimated



The Corporation has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, and the fees and expenses of counsel and other advisors to the Selling Securityholders) in connection with the registration and sale of the Shares being offered by the Selling Securityholders.

Item 15.      Indemnification of Directors and Officers.

    Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Corporation's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement under the Securities Act. The Corporation has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act. Article V of the By-Laws of the Corporation provides for such indemnification to the extent and under the circumstances permitted by said Section 2-418.

    Article V of the By-Laws of the Corporation provides as follows:

    "Section 1.    Right to Indemnification.  To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another Corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

    "Section 2.    Time for Payment Enforcement.  Any indemnification, or
payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

    "Section 3.    General.  The indemnification and advance of expenses
provided by this Article V (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
Article V is in effect.

    "Section 4.    Effective Time.  This Article V shall be effective from
and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

    "Section 5.    Further Action.  The Board of Directors may take such
action as is necessary to carry out the provisions of this Article V and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law."

Item 16.      Exhibits.

    4.1 Articles of Restatement of Charter of the registrant, dated April 9, 1990, incorporated by reference to Exhibit 4.1 of Registration Statement No. 33-35760 on Form S-8 filed with the Commission on
         July 6, 1990, and Exhibit 3(a) to Report on Form 10-K for the fiscal year ended July 2, 1994.

    4.2 Amended By-Laws of the registrant, dated August 29, 1996, incorporated by reference to Exhibit (3b) of the registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

    4.3 Rights Agreement dated as of April 28, 1988 between the Corporation and the First National Bank of Chicago as Rights Agent, (incorporated by reference to the Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989).

    5 Opinion of Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel.*

    23.1 Consent of Arthur Andersen LLP.*

    23.2 Consent of Janet L. Kelly, Esq. (contained in the opinion appearing as
         Exhibit 5).*

    24   Powers of Attorney.*
------------------------
*Previously filed.

Item 17. Undertakings.

    (a)  Rule 415 Offering

    The undersigned registrant hereby undertakes:

    Section 1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Section 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Section 3. To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

    (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

    The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)  Policy Regarding Indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 19 day of June, 1997.

                                       SARA LEE CORPORATION


                                       By: /s/ Janet Langford Kelly
                                          ---------------------------
                                            Janet Langford Kelly
                                            Senior Vice President, Secretary
                                            and General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed below by the following persons in the capacities indicated.

    Signatures                         Capacity                  Date
    ----------                         --------                  ----

/s/      *
--------------------------    Chairman of the Board,          June 19, 1997
    John H. Bryan             Chief Executive Officer
                              and Director

/s/      *
----------------------------  Vice Chairman and Chief         June 19, 1997
    Michael E. Murphy         Administrative Officer
                              and Director

/s/      *
---------------------------   Vice Chairman                   June 19, 1997
    Donald J. Franceschini    and Director

/s/         *
----------------------------  President                       June 19, 1997
    C. Steven McMillan        and Director

/s/         *
----------------------------  Executive Vice President        June 19, 1997
    Frank L. Meysman          and Director

/s/         *
----------------------------  Senior Vice President and       June 19, 1997
    Judith A. Sprieser        Chief Financial Officer

/s/         *
----------------------------  Vice President and              June 19, 1997
    Wayne R. Szypulski        Controller

/s/         *
----------------------------  Director                        June 19, 1997
    Paul A. Allaire

/s/         *
----------------------------  Director                        June 19, 1997
    Frans H.J.J. Andriessen

/s/         *
----------------------------  Director                        June 19, 1997
    Duane L. Burnham

/s/         *
----------------------------  Director                        June 19, 1997
    Charles W. Coker

/s/         *
----------------------------  Director                        June 19, 1997
    Willie D. Davis

/s/         *
----------------------------  Director                        June 19, 1997
    Allen F. Jacobson

/s/         *
----------------------------  Director                        June 19, 1997
    Vernon E. Jordan, Jr.

/s/         *
----------------------------  Director                        June 19, 1997
    James L. Ketelsen

/s/         *
----------------------------  Director                        June 19, 1997
    Hans B. van Liemt

/s/         *
----------------------------  Director                        June 19, 1997
    Joan D. Manley

/s/         *
----------------------------  Director                        June 19, 1997
    Newton N. Minow

/s/         *
----------------------------  Director                        June 19, 1997
    Sir Arvi H. Parbo

/s/         *
----------------------------  Director                        June 19, 1997
    Rozanne L. Ridgway

/s/         *
----------------------------  Director                        June 19, 1997
    Richard L. Thomas

* By R. Henry Kleeman as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors and officers listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.

/s/ R. Henry Kleeman
----------------------------
    R. Henry Kleeman
    As Attorney-in-Fact